Exhibit 99.1

KULR TECHNOLOGY SECURES INITIAL DEPLOYMENT ORDER FROM TOP TIER
UNITED STATES DEPARTMENT OF DEFENSE CONTRACTOR

KULR’s High-Performance Thermal Management Solutions to Aid in Air-to-Air Missile Program Beginning Q4 2022

SAN DIEGO / GLOBENEWSWIRE / October 04, 2022 – KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion (“Li-ion”) battery safety and thermal management technologies, today announced it has received an initial deployment order totaling over $500,000 from a leading Department of Defense (DoD) contractor, with future considerations up to the multi-million-dollar amount over the next year. KULR’s technology will be utilized by the American manufacturer of spacecraft components and instruments for national defense, civil space and commercial space applications to support its Air-to-Air Missile shipping program. This initial deployment order is for immediate delivery with the potential for a multi-million-dollar deployment order to run through 2023.

“We are proud to continue our support with partners in the defense industry, providing some of the most innovative and high-performance thermal management solutions to advance key new deployments,” said Michael Mo, Co-Founder and CEO of KULR Technology Group. “Aerospace and defense have long been and continue to be a cornerstone market for KULR. As we deepen our relationships in this important space, we look forward to providing transformative technology and expanded product offerings to a growing client base.”

Today’s announcement builds upon KULR’s established history of successful partnerships with prime DoD contractors and underscores the Company’s continued commitment, presence and growth within the aerospace and defense marketplace.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time.  In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Media Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com